Exhibit 99.2

RAND CAPITAL CORPORATION

DIVIDEND ELECTION FORM

You may elect to receive the Dividend, payable on January 24, 2025, in the form of cash or shares of common stock of Rand Capital Corporation by returning this Dividend Election Form. Prior to making an election, please read carefully and in its entirety the accompanying notice from Rand Capital Corporation, dated December 17, 2024, as all elections are subject to the terms of the Dividend as described in the accompanying notice. Your election must be made by returning this Dividend Election Form to Continental Stock Transfer & Trust Company by 5:00 P.M. Eastern Time on January 7, 2025. If you do not timely and properly make an election, you will be deemed not to have made an election.

The actual proportion of shares or cash you receive in the Dividend may be different than what you elect on this Dividend Election Form. Your Dividend distribution will be dependent upon the pro-rata allocation that results from the combined elections of all shareholders and is subject to the 20% cash limitation on the Dividend (each as described in greater detail in the accompanying notice).

Please complete, sign, and date this Dividend Election Form in blue or black ink, by making a check mark or “X” in one of the boxes provided below and return it in the enclosed self-addressed envelope to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, N.Y. 10004, ATTN: HENRY FARRELL.

You may check ONLY one election. The number of shares of common stock of Rand Capital Corporation that are held in your account as of the close of business on December 16, 2024, the record date for the Dividend, is indicated below.

THIS DIVIDEND ELECTION FORM IS VALID ONLY WHEN COMPLETED, SIGNED, DATED AND RETURNED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY BY 5:00 P.M. EASTERN TIME ON JANUARY 7, 2025.

DIVIDEND ELECTION FORM

RAND CAPITAL CORPORATION

Option 1	Option 2

☐ CASH ELECTION: I ELECT TO RECEIVE THE DIVIDEND ALL IN CASH, SUBJECT TO PRORATION IF THE TOTAL AMOUNT OF CASH ELECTED BY SHAREHOLDERS EXCCEEDS THE 20% CASH LIMITATION	☐ STOCK ELECTION: I ELECT TO RECEIVE THE DIVIDEND ALL IN SHARES OF RAND CAPITAL COMMON STOCK (INCLUDING CASH IN LIEU OF FRACTIONAL SHARES OF COMMON STOCK)

ACCOUNT NUMBER:	NUMBER OF SHARES HELD:

THIS DIVIDEND ELECTION FORM IS VALID ONLY WHEN COMPLETED, SIGNED, DATED AND RETURNED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY BY 5:00 P.M. EASTERN TIME ON JANUARY 7, 2025.

IF YOU DO NOT TIMELY RETURN A PROPERLY COMPLETED ELECTION FORM YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE DIVIDEND ALL IN CASH (SUBJECT TO PRORATION IF THE TOTAL AMOUNT OF CASH ELECTED BY SHAREHOLDERS EXCEEDS THE 20% CASH LIMITATION)

Signature: __________________________ Co-Owner Signature:___________________________________

Date: ________________, 202_

Note: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please state your title.